Exhibit 99.1

N E W S R E L E A S E

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144 kevinb@cmd.com

California Micro Devices Reports December Quarter Financial Results

MILPITAS, Calif. – Jan. 18, 2007 – California Micro Devices (Nasdaq: CAMD) today reported financial results for the third quarter of fiscal 2007, which ended December 31, 2006. Revenue was slightly above the mid-point of the company’s guidance at $17.7 million compared to $18.7 million in the prior quarter, and $19.6 million a year ago. On a GAAP basis, diluted EPS exceeded guidance at $0.03 compared to $0.06 in the prior quarter, and $0.11 a year ago. On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, diluted EPS of $0.06 met guidance at the high end.

“As we expected, sales of our mobile handset protection products were down sequentially reflecting market and customer specific issues as well as the price decreases and competitive inroads that we have previously noted,” said Robert V. Dickinson, president and CEO. He reported that bookings were down significantly, consistent with the company’s business outlook and seasonal patterns, and that design wins were slightly down from the record levels achieved in recent quarters.

Looking ahead, Dickinson said, “While we expect our March quarter revenue to decline sequentially due to competitive, market and seasonal factors, we believe that revenue from our handset protection products will resume growth in the June quarter and that overall revenue growth in fiscal 2008 will be in double digits.” He estimated revenue in the March quarter will be between $14.5 and $17.0 million with diluted EPS between breakeven and $0.03 on a non-GAAP basis, and between ($0.03) and breakeven on a GAAP basis.

Changing its past practice, the company will no longer update quarterly guidance on a regular basis. The company will continue to provide guidance for the following quarter in its quarterly announcements of actual financial results.

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its December quarter financial results. Within the USA, interested parties may access the call by dialing 800-240-2430. International parties may access by dialing 303-262-2191. No password is necessary. A replay of the conference call will be available on the company’s web site at www.cmd.com (Investor Relations Link) beginning at approximately 4:00 p.m. Pacific Time today, and continuing for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues and GAAP and non-GAAP earnings and loss per share for the 2007 fourth fiscal quarter and our revenue trend, both overall and for certain markets, in portions of fiscal 2008. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and one-time charges for acquired in-process research and development, and in the future will exclude any acquisition-related contingent payments. In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to this quarter’s activities and results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated January 18, 2007, that the company has filed with the Securities and Exchange Commission.

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California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.co m • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	December 31, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$9,145	$9,788
Short-term investments	39,998	39,958
Accounts receivable, net	10,459	10,667
Inventories	6,226	5,508
Deferred income taxes	2,196	2,711
Prepaid expenses and other current assets	656	1,078

Total current assets	68,680	69,710
Property, plant and equipment, net	4,393	3,961
Goodwill	5,258	—
Purchased intangible assets, net	473	—
Other long-term assets	91	61

TOTAL ASSETS	$78,895	$73,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,455	$5,901
Accrued liabilities	3,495	3,185
Deferred margin on shipments to distributors	2,338	2,684
Current maturities of long-term debt and capital lease obligations	132	82

Total current liabilities	13,420	11,852
Other long-term liabilities	324	8

Total liabilities	13,744	11,860

Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,115,902 and 22,855,223 as of December 31, 2006 and March 31, 2006, respectively	113,976	110,673
Accumulated other comprehensive loss	(4)	(5)
Accumulated deficit	(48,821)	(48,796)

Total stockholders’ equity	65,151	61,872

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,895	$73,732

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
Net sales	$17,736	$19,617	$52,541	$52,846
Cost and expenses:
Cost of sales	11,393	12,363	32,610	33,493
Research and development	1,903	2,037	6,129	5,321
Selling, general and administrative	4,349	3,053	12,610	9,802
In-process research and development	—	—	2,210	—
Amortization of purchased intangible assets	41	—	117	—
Restructuring	—	(1)	—	59

Total costs and expenses	17,686	17,452	53,676	48,675

Operating income (loss)	50	2,165	(1,135)	4,171
Other income, net	646	414	1,802	988

Income before income taxes	696	2,579	667	5,159
Income taxes	23	52	692	129

Net income (loss)	$673	$2,527	$(25)	$5,030

Net income (loss) per share–basic	$0.03	$0.11	$—	$0.23

Weighted average common shares outstanding–basic	23,063	22,359	22,989	21,904

Net income (loss) per share–diluted	$0.03	$0.11	$—	$0.22

Weighted average common shares and share equivalents outstanding–diluted	23,136	23,451	22,989	22,692

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$673	$2,527	$(25)	$5,030

Reconciling items:
In-process research and development	—	—	2,210	—
Amortization of purchased intangible assets	41	—	117	—
Stock-based compensation expense under SFAS 123(R), net of tax	770	—	2,346	—
Difference between effective tax rate and cash basis tax rate	(22)	—	532	—

Non-GAAP net income	$1,462	$2,527	$5,180	$5,030

Non-GAAP:
Net income per share–basic	$0.06	$0.11	$0.23	$0.23

Net income per share–diluted	$0.06	$0.11	$0.22	$0.22

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,063	22,359	22,989	21,904

Weighted average common shares and share equivalents outstanding–diluted	23,217	23,451	23,150	22,692

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
Net sales	$17,736	$19,617	$52,541	$52,846
Cost and expenses:
Cost of sales	11,280	12,363	32,263	33,493
Research and development	1,730	2,037	5,608	5,321
Selling, general and administrative	3,865	3,053	11,132	9,802
Restructuring	—	(1)	—	59

Total costs and expenses	16,875	17,452	49,003	48,675

Operating income	861	2,165	3,538	4,171
Other income, net	646	414	1,802	988

Income before income taxes	1,507	2,579	5,340	5,159
Income taxes	45	52	160	129

Net income	$1,462	$2,527	$5,180	$5,030

Net income per share–basic	$0.06	$0.11	$0.23	$0.23

Weighted average common shares outstanding–basic	23,063	22,359	22,989	21,904

Net income per share–diluted	$0.06	$0.11	$0.22	$0.22

Weighted average common shares and share equivalents outstanding–diluted	23,217	23,451	23,150	22,692

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
Net income (loss) per share:

Basic:
GAAP net income (loss) per share	$0.03	$0.11	$—	$0.23
Reconciling items:
In-process research and development	—	—	0.10	—
Amortization of purchased intangible assets	—	—	0.01	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—	0.10	—
Difference between effective tax rate and cash basis tax rate	—	—	0.02	—

Non-GAAP net income per share	$0.06	$0.11	$0.23	$0.23

Diluted:
GAAP net income (loss) per share	$0.03	$0.11	$—	$0.22
Reconciling items:
In-process research and development	—	—	0.09	—
Amortization of purchased intangible assets	—	—	0.01	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—	0.10	—
Difference between effective tax rate and cash basis tax rate	—	—	0.02	—

Non-GAAP net income per share	$0.06	$0.11	$0.22	$0.22